Contacts:	Media:
Corporate:	GendeLLindheim BioCom Partners
Steven D. Rubin	Barbara Lindheim
305 575-6000	212 918-4650

OPKO HEALTH ANNOUNCES CHANGES TO BOARD OF DIRECTORS

MIAMI, FL - January 25, 2008- OPKO Health, Inc. (AMEX: OPK) today announced the appointment of Thomas E. Beier and Richard C. Pfenniger, Jr. to its Board of Directors. The company also announced the resignation of former Board member David Eichler. Mr. Pfenniger was appointed to fill the vacancy created by Mr. Eichler’s resignation while Mr. Beier is assuming a newly created Board position.

"The addition of Tom Beier and Rick Pfenniger to OPKO’s Board of Directors ensures the company will continue to benefit from a knowledgeable board with diverse perspectives and experience," said Phillip Frost, M.D., Chairman and CEO of OPKO. "I look forward to working with Tom and Rick and the entire Board of Directors as we continue to aggressively pursue our research and development programs and advance the clinical testing of bevasiranib, our lead agent for age-related macular degeneration. We also want to thank Dave Eichler for his past contributions as a Board member of OPKO."

Richard C. Pfenniger, Jr. joins the Board as Chairman of OPKO’s Audit Committee. Mr. Pfenniger currently serves as the Chairman, CEO and President of Continucare Corporation, a provider of primary physician and practice management services. Prior to Continucare, Mr. Pfenniger was CEO and Vice Chairman of Whitman Education Group, Inc. Previously, he was a Director of IVAX Corporation. Mr. Pfenniger currently is a Director of two other companies.

Thomas E. Beier will serve on OPKO’s Audit and Compensation Committees. Mr. Beier currently is a Director of Ideation Acquisition Corp., a special purpose acquisition company formed for the purpose of acquiring businesses in digital media. Previously, he was Senior Vice President of Finance and Chief Financial Officer of IVAX Corporation. Before joining IVAX, Mr. Beier served as Executive Vice President and Chief Financial Officer of Intercontinental Bank.

OPKO’s Board of Directors now includes ten members.

About OPKO Health, Inc.
Miami-based OPKO is a specialty healthcare company. Its lead investigational drug, the pioneering gene silencing agent bevasiranib, has entered a pivotal Phase III trial after successfully completing Phase II trials for wet age-related macular degeneration and diabetic macular edema. OPKO is developing a preclinical pipeline of novel agents for ophthalmic diseases, and it markets innovative diagnostic imaging systems that complement the company’s therapeutic products. For more information visit the company’s website at www.opko.com.

This press release contains "forward-looking statements,” as that term is defined under the Private Securities Litigation Reform Act of 1995 (PSLRA), which statements may be identified by words such as “expects,” “plans,” “projects,” “will,” “may,” “anticipates,” “believes,” “should,” “intends,” “estimates,” and other words of similar meaning, including statements regarding the potential benefits of bevasiranib, our ability to aggressively engage in R&D activities and advance clinical testing of bevasiranib and our ability to develop a preclinical pipeline of novel agents for ophthalmic diseases, as well as other non-historical statements about our expectations, beliefs or intentions regarding our business, technologies and products, financial condition, strategies or prospects. Many factors could cause our actual activities or results to differ materially from the activities and results anticipated in forward-looking statements. These factors include those factors described in our filings with the Securities and Exchange Commission, as well as risks inherent in funding, developing and obtaining regulatory approvals of new, commercially-viable and competitive products and treatments, including the risks that enrollment of patients for the Phase III clinical trial for bevasiranib, may not be successful, that the Phase III clinical trial itself may not be completed on a timely basis or at all, that any of our compounds under development, including bevasiranib, may fail, may not achieve the expected results or effectiveness and may not generate data that would support the approval or marketing of products for the indications being studied or for other indications. In addition, forward-looking statements may also be adversely affected by general market factors, competitive product development, product availability, federal and state regulations and legislation, the regulatory process for new products and indications, manufacturing issues that may arise, patent positions and litigation, among other factors. The forward-looking statements contained in this press release speak only as of the date the statements were made, and we do not undertake any obligation to update forward-looking statements. We intend that all forward-looking statements be subject to the safe-harbor provisions of the PSLRA.

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